Exhibit 99.1

SmartRent Reports Third Quarter 2023 Results

Sixth Consecutive Quarter of Improved Adjusted EBITDA, Record High Hardware and Hosted Services Margins –

Increased Cash by $14 million

Scottsdale, Ariz., November 7, 2023 – (BUSINESS WIRE) – SmartRent, Inc. (NYSE: SMRT) (“SmartRent” or the “Company”), a leading provider of smart home and property operations solutions for the rental housing industry, today reported financial results for the three months ended September 30, 2023. Management is hosting an investor call to discuss results today, November 7, 2023, at 10:30 a.m. Eastern Time.

Third Quarter 2023 Financial and Business Highlights

•
Revenue of $58.1 million, up 22% year-over-year.
•
Gross profit of $13.5 million, up over 1,000% year-over-year.
•
Net loss of $(7.7) million, a 70% improvement year-over-year.
•
Adjusted EBITDA of $(5.0) million, a 22% improvement from Q2 2023 and 72% improvement year-over-year.
•
$211.0 million in cash and cash equivalents as of September 30, 2023 – an increase of $14 million from Q2 2023.

Management Commentary

“With more than 680,000 rental units deployed, SmartRent continues to lead in innovation, creating new products that pave the way for the next generation of smarter living and working in rental housing. We reported a strong first nine months of 2023, marked by nearly 40% growth in revenue and a more than $40 million decrease in operating losses,” said SmartRent CEO Lucas Haldeman. “We were pleased with operating metrics in Q3 including the increase in bookings and cash balance. This was our sixth consecutive quarter of improvement in Adjusted EBITDA and we reported continued improvement in gross margin, growing to 23.3% from 2.5% last year, with both hardware and hosted services hitting record highs for the quarter. We remain on track to achieve Adjusted EBITDA profitability in Q4 2023 and positive cash flow from operations within six months following.”

Third Quarter 2023 Results

Total revenue for the quarter was $58.1 million, up 22% from last year. Hardware revenue increased $8.9 million, professional services revenue decreased by $1.5 million and hosted services revenue increased by $3.2 million, combining for a $10.6 million total increase from Q3 2022. On a sequential basis, hardware revenue was up $7.8 million, professional services revenue decreased by $4.1 million as the Company deployed a lower number of new units. The Company saw a continued increase in hosted services revenue as our software-as-a-service (“SaaS”) revenue grew 12% sequentially, pushing SaaS ARR to $43.3 million, up from $38.8 million last quarter. SaaS ARPU for the quarter was up at $5.41 from $5.16 in Q2 2023. SaaS ARPU for Units Booked increased to $9.04 from $5.22 last year.

1

Total Units Deployed at the end of the quarter was 682,632, a 35% increase in Total Units Deployed compared to Q3 of 2022, as the Company had 32,308 New Units Deployed during the quarter. Units Booked for the quarter was 46,272, and total Bookings were $49.7 million.

Gross profit totaled $13.5 million, up from $1.2 million in Q3 2022. Total gross margin increased to 23.3%, from 2.5% in Q3 2022 as efficiencies and economies of scale drove improved margin.

Both hardware and hosted services gross margins hit record highs in the period. Hardware gross margins were 22.7% versus 20.9% in Q2 2023 and 4.7% last year. Hosted services, which includes both hub amortization and SaaS gross margin, showed steady growth, improving sequentially to 64.3% from 63.2%. Hub revenue amortization decreased while SaaS revenue continued to rise. SaaS gross margins were 74.2% from 75.1% last quarter and 56.7% last year. As expected, professional services gross margin decreased to (86.7)% from (57.3)% last quarter and (92.4)% last year, primarily due to a decrease in the number of New Deployed Units. The Company implemented technology solutions that will transform professional services to a more variable cost model and increase efficiencies with installations on a go-forward basis. While each quarter is impacted by the mix and timing of deployments, the Company believes that both professional services gross margin and total gross margin will improve in Q4 2023.

Operating expenses increased to $23.5 million from $22.0 million last quarter and decreased by $4.4 million from Q3 2022. The Company achieved efficiencies through improved processes and technology initiatives.

By simultaneously growing revenue and improving gross margins, Adjusted EBITDA improved significantly to $(5.0) million this quarter versus $(6.4) million in Q2 2023 and $(17.6) million in Q3 2022. The Company continues to execute on its strategy and believes it can achieve Adjusted EBITDA profitability in Q4 2023.

The Company ended the quarter with a cash balance of $211.0 million, an increase of $14 million, marking the first quarter of significant cash generation since becoming a publicly traded company. The increase in cash was due primarily to improved inventory management and demand forecasting to reduce inventory levels. On August 8, 2023, the Company announced the selection of ADI Global Distribution as its preferred distribution partner. The increase in cash is not a result of the ADI arrangement but is a part of the Company’s plan to improve internal processes as it gradually transitions to ADI over the next year.

Key Operating Metrics Table

	Quarter ended
	September 30, 2023	September 30, 2022	% Change
Total Units Deployed(1)	682,632	504,409	35%
New Units Deployed	32,308	53,399	(39)%
Units Booked	46,272	67,285	(31)%
Bookings (in '000s)	$49,661	$62,534	(21)%
SaaS ARPU for Units Booked	$9.04	$5.22	73%
(1) As of the last date of the quarter.

Financial Outlook

Hiroshi Okamoto, CFO of SmartRent, stated, “We had another solid quarter of revenue growth, expanding margins and narrowing Adjusted EBITDA loss. We believe we can achieve Adjusted EBITDA profitability by year end.”

The Company believes it can sustain meaningful top-line growth while narrowing the Adjusted EBITDA loss, although timing differences may lead to some quarter-to-quarter variability. The Company has tightened its full year 2023 guidance to $235 to $240 million from $233 to $250 million in revenue and to $(20) to $(18) million from $(22) to $(18) million in Adjusted EBITDA. SmartRent’s guidance for the fourth quarter and full-year 2023 is as follows:

Fourth Quarter 2023 Guidance

•
Total Revenue of $58 to $63 million
•
Adjusted EBITDA of $0 to $2 million

Full-Year 2023 Guidance

•
Total Revenue of $235 to $240 million
•
Adjusted EBITDA of $(20) to $(18) million

The estimates presented above represent a range of possible outcomes and may differ materially from actual results. These estimates exclude the impact of potential acquisitions, capital markets activities, and unforeseen continued challenges with supply chain and logistics. The estimates are forward-looking based on the Company’s current assessment of demand for its product, execution capabilities and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

Conference Call Information

SmartRent is hosting a conference call today, November 7, 2023 at 10:30 a.m. ET to discuss its financial results. To join the call, please register on the Company’s investor relations website here.

A third quarter earnings deck is available on the Investor Relations section of our website.

About SmartRent

Founded in 2017, SmartRent, Inc. (NYSE: SMRT) is a leading provider of smart home and smart property solutions for the multifamily industry. The company’s unmatched platform, comprised of smart hardware and cloud-based SaaS solutions, gives operators seamless visibility and control over real estate assets, empowering them to simplify operations, automate workflows, benefit from additional revenue opportunities and deliver exceptional site team and resident experiences. SmartRent serves 15 of the top 20 multifamily owners and operators, and its solutions enable millions of users to live smarter every day. For more information, please visit www.smartrent.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company's expected future business and financial performance, and may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding the expected financial results, product portfolio enhancements, expansion plans and opportunities and earnings guidance related to financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, our ability to: (1) accelerate adoption of our products and services; (2) anticipate the uncertainties inherent in the development of new business lines and business strategies; (3) manage risks associated with our third-party suppliers and manufacturers and partners for our products; (4) manage risks associated with adverse macroeconomic conditions, including inflation, slower growth or recession, barriers to trade, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment, and currency fluctuations; (5) attract, train, and retain effective officers, key employees and directors; (6) develop, design, manufacture, and sell products and services that are differentiated from those of competitors; (7) realize the benefits expected from our acquisitions; (8) acquire or make investments in other businesses, patents, technologies, products or services to grow the business; (9) successfully pursue, defend, resolve or anticipate the outcome of pending or future litigation matters; (10) comply with laws and regulations applicable to our business, including privacy regulations; and (11) maintain key strategic relationships with partners and distributors. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and SmartRent disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, SmartRent also discloses certain non-GAAP financial measures in this press release. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and Adjusted EBITDA are non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures, as defined below by SmartRent, may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

SmartRent is not providing a quantitative reconciliation of Adjusted EBITDA included in its 2023 financial outlook above, in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, SmartRent is unable to provide a reconciliation of forward-looking Adjusted

EBITDA to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Due to the uncertainty of estimates and assumptions used in preparing forward-looking non-GAAP measures, SmartRent cautions investors that actual results could differ materially from these non-GAAP financial projections.

As detailed in the reconciliations, the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA is net income or loss. EBITDA and Adjusted EBITDA are not used as measures of SmartRent’s liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP.

SmartRent’s management uses EBITDA and Adjusted EBITDA in a number of ways to assess the Company’s financial and operating performance and believes that these measures provide useful information to investors regarding financial and business trends related to SmartRent’s results of operations. EBITDA and Adjusted EBITDA are also used to identify certain expenses and make decisions designed to help SmartRent meet its current financial goals and optimize its financial performance, while neutralizing the impact of expenses included in its operating results which could otherwise mask underlying trends in its business. SmartRent’s management believes that investors are provided with a more meaningful understanding of SmartRent’s ongoing operating performance when non-GAAP financial information is viewed with GAAP financial information.

Operating Metrics Defined

SmartRent regularly monitors several operating and financial metrics including the following non-GAAP financial measures which the Company believes are key measures of its growth, to evaluate its operating performance, identify trends affecting its business, formulate business plans, measure its progress, and make strategic decisions. The Company’s Key Operating Metrics may not provide accurate predictions of future GAAP financial results.

Units Deployed is defined as the aggregate number of SmartHubs that have been installed (also including customer self-installations) as of a stated measurement date. The Company uses this operating metric to assess the general health and trajectory of its business growth.

New Units Deployed is defined as the aggregate number of SmartHubs that have been installed (also including customer self-installations) during a stated measurement period. The Company uses this operating metric to assess the general health and trajectory of its business growth.

Units Booked is defined as the aggregate number of SmartHubs associated with binding orders executed during a stated measurement period. The Company utilizes the concept of Units Booked to measure estimated near-term resource demand and the resulting approximate range of post-delivery revenue that it will earn and record. Units Booked represent binding orders only and accordingly are a subset of Committed Units.

Bookings represent the dollar value of Units Booked from hubs and other hardware, professional services, as well as one year of SaaS.

Annual Recurring Revenue (“ARR”) is defined as the annualized value of our recurring SaaS revenue earned in the current quarter.

EBITDA and Adjusted EBITDA: We define EBITDA as net income or loss computed in accordance with GAAP before the following items: interest income/expense, income tax expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA reduced by stock-based compensation expense, non-employee warrant expense, warranty provisions for battery deficiencies, asset impairment, loss on extinguishment of debt, change in fair value of derivatives, unrealized gains and losses in currency exchange rates, non-recurring expenses in connection with acquisitions and other expenses caused by non-recurring, or unusual, events that are not indicative of our ongoing business. Management uses EBITDA and Adjusted EBITDA to identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance, while neutralizing the impact of expenses included in our operating results which could otherwise mask underlying trends in our business.

SMARTRENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except per share amounts)

	For the nine months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Revenue
Hardware	$ 35,631	$ 26,683	$ 100,744	$ 69,692
Professional services	5,962	7,478	28,781	23,510
Hosted services	16,511	13,341	47,060	34,068
Total revenue	58,104	47,502	176,585	127,270

Cost of revenue
Hardware	27,556	25,417	82,118	68,226
Professional services	11,130	14,386	44,573	43,668
Hosted services	5,887	6,516	17,365	17,949
Total cost of revenue	44,573	46,319	144,056	129,843

Operating expense
Research and development	7,573	7,610	21,340	22,086
Sales and marketing	4,636	4,901	14,626	16,202
General and administrative	11,269	15,337	33,891	41,120
Total operating expense	23,478	27,848	69,857	79,408

Loss from operations	(9,947)	(26,665)	(37,328)	(81,981)

Interest income, net	2,233	506	6,064	747
Other (expense) income, net	(42)	290	(45)	566
Loss before income taxes	(7,756)	(25,869)	(31,309)	(80,668)

Income tax benefit (expense)	33	(81)	22	5,735
Net loss	$ (7,723)	$ (25,950)	$ (31,287)	$ (74,933)
Other comprehensive loss
Foreign currency translation adjustment	(188)	(493)	(93)	(1,083)
Comprehensive loss	$ (7,911)	$ (26,443)	$ (31,380)	$ (76,016)
Net loss per common share
Basic and diluted	$ (0.04)	$ (0.13)	$ (0.16)	$ (0.38)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	201,584	196,486	199,858	195,090

SMARTRENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$ 211,000	$ 210,409
Restricted cash, current portion	247	7,057
Accounts receivable, net	63,546	62,442
Inventory	47,521	75,725
Deferred cost of revenue, current portion	12,229	13,541
Prepaid expenses and other current assets	9,573	9,182
Total current assets	344,116	378,356
Property and equipment, net	1,589	2,069
Deferred cost of revenue	13,891	22,508
Goodwill	117,268	117,268
Intangible assets, net	28,217	31,123
Other long-term assets	10,516	9,521
Total assets	$ 515,597	$ 560,845

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 9,022	$ 18,360
Accrued expenses and other current liabilities	21,144	34,396
Deferred revenue, current portion	93,445	80,020
Total current liabilities	123,611	132,776
Deferred revenue	44,134	59,928
Other long-term liabilities	4,600	3,941
Total liabilities	172,345	196,645

Commitments and contingencies (Note 12)
Convertible preferred stock, $0.0001 par value; 50,000 shares authorized as of September 30, 2023 and December 31, 2022; no shares of preferred stock issued and outstanding as of September 30, 2023 and December 31, 2022	-	-

Stockholders' equity
Common stock, $0.0001 par value; 500,000 shares authorized as of September 30, 2023 and December 31, 2022, respectively; 203,076 and 198,525 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	20	20
Additional paid-in capital	625,713	615,281
Accumulated deficit	(282,212)	(250,925)
Accumulated other comprehensive loss	(269)	(176)
Total stockholders' equity	343,252	364,200
Total liabilities, convertible preferred stock and stockholders' equity	$ 515,597	$ 560,845

SMARTRENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	For the nine months ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (31,287)	$ (74,933)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	3,991	2,876
Asset Impairment	-	2,441
Non-employee warrant expense	-	289
Non-cash lease expense	733	1,050
Stock-based compensation related to acquisition	109	607
Stock-based compensation	10,120	10,011
Compensation expense related to acquisition	1,913	3,450
Change in fair value of earnout related to acquisition	225	344
Deferred tax benefit	-	(5,889)
Non-cash interest expense	103	72
Provision for excess and obsolete inventory	1,780	16
Provision for doubtful accounts	39	196
Change in operating assets and liabilities
Accounts receivable	(1,142)	(17,582)
Inventory	26,423	(28,379)
Deferred cost of revenue	9,928	(10,380)
Prepaid expenses and other assets	537	5,677
Accounts payable	(9,338)	(331)
Accrued expenses and other liabilities	(12,299)	32
Deferred revenue	(2,378)	31,955
Lease liabilities	(823)	(902)
Net cash used in operating activities	(1,366)	(79,380)
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for SightPlan acquisition, net of cash acquired	-	(128,953)
Purchase of property and equipment	(116)	(802)
Capitalized software costs	(3,197)	(2,668)
Net cash used in investing activities	(3,313)	(132,423)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from warrant exercise	-	3
Proceeds from options exercise	899	186
Proceeds from ESPP purchases	809	1,125
Taxes paid related to net share settlements of stock-based compensation awards	(1,506)	(3,769)
Payments for business combination and private offering transaction costs	-	(70)
Payment of earnout related to acquisition	(1,702)	-
Net cash used in financing activities	(1,500)	(2,525)
Effect of exchange rate changes on cash and cash equivalents	(40)	(859)
Net decrease in cash, cash equivalents, and restricted cash	(6,219)	(215,187)
Cash, cash equivalents, and restricted cash - beginning of period	217,713	432,604
Cash, cash equivalents, and restricted cash - end of period	$ 211,494	$ 217,417

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$ 211,000	$ 210,112
Restricted cash, current portion	247	6,810
Restricted cash, included in other long-term assets	247	495
Total cash, cash equivalents, and restricted cash	$ 211,494	$ 217,417

SMARTRENT, INC.

RECONCILIATION OF NON-GAAP MEASURES

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(dollars in thousands)		(dollars in thousands)
Net loss	$ (7,723)	$ (25,950)	$ (31,287)	$ (74,933)
Interest income, net	(2,233)	(506)	(6,064)	(747)
Provision for income taxes	(33)	81	(22)	(5,735)
Depreciation and amortization	1,395	1,240	3,991	2,876
EBITDA	(8,594)	(25,135)	(33,382)	(78,539)
Stock-based compensation	3,273	3,272	10,229	10,618
Non-employee warrant expense	-	51	-	289
Compensation expense in connection with acquisitions	15	1,341	2,010	3,450
Asset impairment	-	2,441	-	2,441
Severance charges	317	-	805	-
Other non-recurring acquisition expenses	(23)	405	408	1,144
Adjusted EBITDA	$ (5,012)	$ (17,625)	$ (19,930)	$ (60,597)

Investor Contact

Brian Ruttenbur
Senior Vice President, Investor Relations

investors@smartrent.com

Media Contact

Amanda Chavez
Senior Director, Corporate Communications
media@smartrent.com